UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2015

Everyday Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36371	80-0036062
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

345 Hudson Street, 16th Floor
New York, NY 10014
(Address of principal executive office)

(646) 728-9500
(Registrant’s telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below relating to the Purchase Agreement (as defined below) is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 6, 2015, Everyday Health, Inc. (the “Company”) entered into that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), by and among the Company, Tea Leaves Health, LLC (“Tea Leaves”), Reuben Kennedy, as the Sellers’ Representative, and the Sellers named therein (the “Sellers”). Pursuant to the Purchase Agreement, the Company acquired 100% of the limited liability company membership interests of Tea Leaves and Tea Leaves became a wholly-owned subsidiary of the Company (the “Acquisition”).

The guaranteed consideration payable by the Company to the Sellers in connection with the Acquisition (subject to adjustment as provided in the Purchase Agreement) is $30 million (the “Guaranteed Consideration”). The Guaranteed Consideration consists of (i) $15 million in cash paid at closing, (ii) $11 million to be paid within six months of closing in cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, in the Company’s sole discretion, and (iii) $4 million in shares of the Company’s common stock held back for potential post-closing working capital and/or indemnification claims relating to breaches of representations, warranties and covenants contained in the Purchase Agreement.

In addition to the Guaranteed Consideration, the Sellers are eligible to receive an additional $20 million (50% in cash and 50% in shares of the Company’s common stock) based on the achievement of a specified Tea Leaves’ financial target as of December 31, 2016 as set forth in the Purchase Agreement.

The portion of the Guaranteed Consideration paid at closing was funded with available cash on hand.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Cautionary Note Regarding the Purchase Agreement

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; are not intended to provide any factual information about the Company or Tea Leaves; and are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with the signing of the Purchase Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. As a result, investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or Tea Leaves or any of their respective subsidiaries, affiliates or businesses.

Item 2.02 Results of Operations and Financial Condition.

On August 11, 2015, the Company issued a press release announcing its financial results for the quarter ended June 30, 2015. The text of the press release is included as Exhibit 99.1 hereto. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein are deemed to be furnished and shall not be deemed to be filed.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above relating to the Acquisition is incorporated herein by reference. The issuance of shares of the Company’s common stock to the former securityholders of Tea Leaves was not registered, and will not be registered, under the Securities Act, pursuant to an exemption from the registration requirements provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The shares of Company common stock will be issued only to “accredited investors” within the meaning of Regulation D in a transaction not involving a public offering. The shares of Company common stock will be “restricted securities” for purposes of Rule 144 and subject to certain requirements before sale, including holding period requirements, unless sold pursuant to an effective registration statement under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Membership Interest Purchase Agreement, dated as of August 6, 2015, by and among Everyday Health, Inc., Tea Leaves Health, LLC, Reuben Kennedy, as the Sellers’ Representative, and the Sellers named therein.
99.1	Press release dated August 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everyday Health, Inc.

Date: August 11, 2015	By:	/s/ Alan Shapiro
Name: Alan Shapiro
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
2.1	Membership Interest Purchase Agreement, dated as of August 6, 2015, by and among Everyday Health, Inc., Tea Leaves Health, LLC, Reuben Kennedy, as the Sellers’ Representative, and the Sellers named therein.
99.1	Press release dated August 11, 2015.